Securities and Exchange Commission

                             Washington, D.C. 20549
                           - - - - - - - - - - - - - -

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 2001

                              TAG-IT PACIFIC, INC.
               (exact name of registrant as specified in charter)

         Delaware                   1-12669                 95-4654481
        (state of                 (Commission             (IRS Employer
      Incorporation)              File Number)          Identification no.)

                       21900 Burbank Boulevard, Suite 270
                        Woodland Hills, California 91367
                    (Address of principal executive offices)

                                  818-444-4100
                         (Registrant's telephone number)


ITEM 5.  OTHER EVENTS

     On September 20, 2001, we entered into a ten year Co-Marketing and Supply Agreement with Coats American, Inc., an affiliate of Coats plc as well as a Preferred Stock Purchase Agreement with Coats North America Consolidated, Inc., also an affiliate of Coats plc. The Co-Marketing and Supply Agreement provides for selected introductions to Coats' customer base and has the potential to rapidly accelerate our growth plans and to introduce our MANAGED TRIM SOLUTION to apparel manufacturers on a broader basis. Pursuant to the terms of the Co-Marketing and Supply Agreement, our trim packages will exclusively offer thread manufactured by Coats. Pursuant to the terms of the Preferred Stock Purchase Agreement, Coats North America Consolidated purchased 759,494 shares of our series c convertible redeemable preferred stock for an aggregate purchase price of $3,000,000. The series c preferred stock is convertible, after a one year holding period, into shares of our common stock at a conversion rate of 125% of the market price of our common stock on the date of issuance. The series c preferred shares are also redeemable at the option of the holder after four years. In the event that a holder elects to redeem such holder's shares of series c preferred, the redemption price is (at our option) for either cash at the initial issuance price (as adjusted) of the shares or shares of our common stock at 85% of the market price of our common stock on the date of redemption. If the market price


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for our common stock on the date of redemption is less than $2.75 per share, the series c preferred shares must be redeemed for cash. We have the right to redeem the series c preferred at any time for cash. The holders of series c preferred stock are entitled to cumulative dividends at a rate of 6% per annum, payable in cash or our common stock at our election. Each holder of series c preferred shares has the right to vote with our common stock on an as converted basis. In connection with its purchase of series c preferred stock, Coats North American Consolidated was also granted certain registration rights pursuant to an Investor Rights Agreement dated as of September 20, 2001 between Tag-It Pacific and Coats North American Consolidated.

     The Preferred Stock Purchase Agreement, the Investor Rights Agreement, the Co-Marketing and Supply Agreement and related Purchase Money Security Agreement, the Certificate of Designations of Series C Convertible Redeemable Preferred Stock and the Pledge Agreement are attached as Exhibit 99.1, Exhibit 99.2,
Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively, to this Form 8-K. A copy of the press release published by the Company in connection with these agreements and dated October 2, 2001 is attached as Exhibit 99.7 to this Form 8-K. Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 are
incorporated herein by this reference.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

October 12, 2001                               Tag-It Pacific, Inc.


                                               By:  /S/ RONDA SALLMEN
                                                  -----------------------------
                                                    Ronda Sallmen
                                                    Chief Financial Officer

                                  EXHIBIT LIST


Exhibit 99.1 Series C Preferred Stock Purchase Agreement, dated as of September 20, 2001, between Tag-It Pacific, Inc. and Coats North America Consolidated, Inc.

Exhibit 99.2 Investor Rights Agreement, dated as of September 20, 2001, between Tag-It Pacific, Inc. and Coats North America Consolidated, Inc.

Exhibit 99.3 Co-Marketing and Supply Agreement, dated as of September 20, 2001, between Tag-It Pacific, Inc. and Coats American, Inc.

Exhibit 99.4 Purchase Money Security Agreement, dated as of September 20, 2001, between Tag-It Pacific, Inc. and Coats American, Inc.

Exhibit 99.5 Certificate of Designations of Series C Convertible Redeemable Preferred Stock.

Exhibit 99.6 Form of Pledge Agreement dated as of September __, 2001, between Tag-It Pacific, Inc. and Coats American, Inc.

Exhibit 99.7   Press Release of Tag-It Pacific, Inc., dated as of October 2,
               2001.